Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to our firm under the caption “Experts” and to the use of our report dated November 2, 2006, in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-138052) and related Prospectus of Time Warner Cable Inc.
/s/ Ernst & Young LLP
Charlotte, North Carolina
December 5, 2006